EXHIBIT 99.3

FORM 4 JOINT FILER INFORMATION

Name:      Christina Singleton Mednick

Address:     11661 San Vicente Blvd, Suite 915

      Los Angeles, California 90049

Designated Filer:    Singleton Group LLC

Issuer and Ticker Symbol:  Unitrin, Inc. (UTR)

Date of Earliest Transaction

Required to be Reported   December 19, 2008